UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2021
Stabilis Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11750 Katy Freeway Suite 900 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 832-456-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Title of each class Trading Symbol Name of each market on which traded Common Stock, $.001 par value SLNG The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Stabilis Solutions, Inc. (the “Company”) announced that it has appointed Westervelt T. “Westy” Ballard, Jr., age 49, as its president and chief executive officer, effective August 23, 2021.  Mr. Ballard will replace James C. “Jim” Reddinger, who has resigned as the Company’s president, chief executive officer and director to pursue other opportunities. Mr. Ballard has also been appointed to the Company’s board of directors (the “Board”). Simultaneously, the Company’s founder and executive chairman, J. Casey Crenshaw, will relinquish his operational responsibilities and become the non-executive chairman of the Board.
Prior to joining the Company, Mr. Ballard served from 2018 to 2021 as executive vice president, chief financial officer and treasurer of Superior Energy Services, Inc. (“Superior”), a diversified provider of rental equipment, manufactured products, and engineered and specialized services to the global energy industry. At Superior, Mr. Ballard served in a variety of progressive roles during his 13-year career, including as an operations executive vice president from 2012 to 2018 with full responsibility over strategic and commercial direction, capital allocation, operations, safety, and financial and administrative functions for a diversified portfolio of business lines operating in over 30 countries. Additionally, he served as vice president of corporate development from 2007 to 2012 where he was responsible for sourcing, evaluating and executing acquisitions and strategic investments globally.

Before joining Superior in 2007, Mr. Ballard was a private equity investor. Prior to joining the private sector, Mr. Ballard served as a captain in the United States Marine Corps. Mr. Ballard is a graduate of the University of Georgia and is a director of the Marine Corps-Law Enforcement Foundation.

There is no arrangement or understanding between Mr. Ballard and any other person pursuant to which Mr. Ballard was appointed to his positions with the Company. There is no family relationship between Mr. Ballard and any director or executive officer of the Company, or nominee for election as a director of the Company. There are no transactions in which Mr. Ballard has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Employment Arrangements for Mr. Ballard

The Company has entered into an Employment Agreement with Mr. Ballard effective as of August 23, 2021 (the “Employment Agreement”) pursuant to which it agreed for a term of three years (unless terminated earlier pursuant to the terms of the Employment Agreement), subject to successive one-year extensions, to employ Mr. Ballard as its President and Chief Executive Officer. The Company agreed to cause Mr. Ballard to be elected to the Board and thereafter to cause him to be nominated as a director and recommend his election to stockholders on an annual basis during the term of his employment.

In consideration of his services, the Company has agreed to pay Mr. Ballard an annualized base salary of not less than $500,000. Mr. Ballard will be entitled to participate in the Company’s Annual Bonus Plan, with a target bonus based on performance to be determined by the Compensation Committee of the Board of Directors and to initially range from 50% of Mr. Ballard’s base salary for “threshold” performance, to 100% of his base salary for “Target” performance, and 150% of his base salary for “Maximum” performance. Notwithstanding the foregoing, Mr. Ballard’s bonus target for calendar year 2021 shall be prorated in the amount of $125,000. Additionally, the Company granted Mr. Ballard 500,000 restricted stock units (“RSUs”) under the Company’s 2019 Long Term Incentive Plan (“LTIP”), subject to Board approval, which will vest (i) 250,000 RSUs on August 23, 2021, (ii) 125,000 RSUs on August 23, 2022, and (iii) 125,000 RSUs on August 23, 2023, conditioned on Mr. Ballard remaining continuously employed through each vesting date. The Company also agreed to grant Mr. Ballard 1,300,000 options to purchase the Company’s common stock under the LTIP, subject to Board approval with a strike price equal to $10.00 per share, which will vest (i) 442,000 options on August 23, 2022, (ii) 429,000 options on August 23, 2023, and (iii) 429,000 options on August 23, 2024, conditioned on Mr. Ballard remaining continuously employed through each vesting date. Mr. Ballard shall not be permitted to exercise any of the options while he is employed by the Company on or before the expiration of his term of employment, unless (Y) in connection with a sale of an equal number of more of shares of stock by the Company’s Chairman of the Board, or (Z) the Company’s stock has traded at $20.00 or more per share for at least 120 consecutive days. Mr. Ballard will also be eligible to participate in all of the Company’s discretionary short-term and long-term incentive compensation plans and programs and other employee benefit plans which are generally made available to other similarly situated senior executives of the Company.

Upon a termination of the Employment Agreement by the Company without Cause (as defined in the Employment Agreement) or by Mr. Ballard resigning his employment for Good Reason (as defined in the Employment

Agreement), the Company will cause the RSUs and options described above to become fully vested and will pay Mr. Ballard an amount equal to the base salary and target bonus (at “Target” performance) that he would have received during the period between the date the Employment Agreement is terminated and its expiration or renewal date, as applicable, or for 12 months following the date of termination of the Employment Agreement, whichever is greater. Additionally, the Company will pay a pro rata portion of the target bonus that would have been payable to Mr. Ballard for the year of termination, if his employment had not terminated, and will reimburse him for up to 18 months of certain COBRA payments if he timely elects to continue coverage under COBRA. If the Employment Agreement is terminated by the Company for Cause or by Mr. Ballard without Good Reason on or before 24 months from the effective date of the Employment Agreement, Mr. Ballard will forfeit or repay, as applicable, the shares of common stock he received with respect to the 250,000 RSUs that vested on the effective date of the Employment Agreement, with such forfeiture or repayment, as applicable, being net of any withholding obligations.
He will also forfeit any unvested part of the RSUs and options described if the Employment Agreement is terminated by the Company for Cause or by Mr. Ballard without Good Reason.

Upon a Change-in-Control (as defined in the Employment Agreement) of the Company, the RSUs and options described above would become fully vested, subject to Mr. Ballard’s continued employment through the effective date of the Change-in-Control.

Separation Arrangements for Mr. Reddinger

On August 22, 2021, the Company entered into a Separation and Release Agreement with Mr. Reddinger (the “Separation Agreement”) pursuant to which Mr. Reddinger voluntarily resigned from his employment with the Company and as a member of the Company’s Board of Directors, effective August 22, 2021. Under the Separation Agreement, the Company agreed to pay an amount equal to Mr. Reddinger’s base salary of $500,000 per year that he would have received between the date of his separation of employment and December 31, 2022. Additionally, the Company agreed that Mr. Reddinger’s 500,000 RSUs granted under the LTIP will fully vest as of the date of his separation of employment; provided that Mr. Reddinger agreed to lock-up restrictions on the sale of the shares of common stock issued upon vesting of the RSUs through December 31, 2022. In accordance with the LTIP, the RSUs will be settled upon the earlier of (i) Mr. Reddinger’s death or (ii) the date that is six month after his separation from service. Under the Separation Agreement, Mr. Reddinger provided a customary general release to the Company and also agreed to certain confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and cooperation covenants in favor of the Company.

The foregoing summaries of the Employment Agreement and Separation Agreement are summaries only and are qualified in their entirety by reference to the Employment Agreement and Separation Agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On August 23, 2021, the Company issued a press release describing the appointment of Mr. Ballard. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.
Exhibits:

Exhibit No.		Description
10.1	†	Employment Agreement, dated August 23, 2021, between Stabilis Solutions, Inc., and Westervelt T. Ballard, Jr.
10.2	†	Severance and Release Agreement dated August 22, 2021, between Stabilis Solutions, Inc., and James C. Reddinger.
99.1		Press Release dated August 23, 2021.
SIGNATURES

†    Compensatory plan or arrangement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABILIS SOLUTIONS, INC.
By: /s/Andrew L. Puhala
Andrew L. Puhala
Chief Financial Officer

Date: August 23, 2021